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                                                                    EXHIBIT 99.1



[LAM RESEARCH LOGO]



FOR IMMEDIATE RELEASE


Contacts:  Lisa Garber                           Kathleen Bela
           Corporate Communications              Investor Relations
           Lam Research Corporation              Lam Research Corporation
           Phone: 510/572-4538                   Phone: 510/572-4566
           Fax:   510/572-2935                   Fax:   510/572-6454
           e-mail: lisa.garber@lamrc.com         e-mail: kathleen.bela@lamrc.com



LAM RESEARCH CORPORATION PURCHASES POST-CMP CLEANING TECHNOLOGY FROM OLIVER DESIGN, INC.


FREMONT, Calif., November 15, 1999--Lam Research Corporation (Nasdaq: LRCX) today announced the purchase of research and development technology from Oliver Design, Inc. The purchase includes Intellectual Property rights related to cleaning semiconductor wafers, as well as licenses to develop semiconductor applications for Oliver's leading-edge cleaning technology originally developed for the disk drive industry. A key benefit of the technology purchase is the enhancement of development activities in connection with a 300 mm cleaning design, elements of which can be incorporated into Lam's Teres(TM) integrated Chemical Mechanical Planarization (CMP) system.

"Oliver's technology is an excellent match for our CMP and post-CMP wafer cleaning product portfolio," said Dr. Willy Krusell, Lam's vice president CMP/Cleaning Engineering/Technology. "Due to the rapidly growing market acceptance of Teres, and our customers' requirements for a 300 mm product solution, we will begin integrating the Oliver design into our 300 mm CMP and cleaning development efforts," concluded Krusell.

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LAM RESEARCH PURCHASES POST-CMP CLEANING TECHNOLOGY FROM OLIVER DESIGN, INC.
                                                                     PAGE 2 of 2

In connection with the purchase, which totals approximately $8.8 million, Lam will take a one-time charge of approximately $7.3 million during the current quarter of its fiscal year 2000. Lam may make up to $2 million in additional license payments to Oliver, in the event it is successful in commercializing the technology. Those additional license payments will be charged to future periods, as incurred.

"Safe Harbor" Statement Under the Private Securities Litigation Act of 1995:
This press release contains certain forward-looking statements which are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to anticipated performance, acceptance, capabilities, applications, and competitiveness of the company's products and market transition to new processes. Such statements are based on current expectations and are subject to risks, uncertainties, and changes in condition, such as may arise from introduction of such products into production, their ability to perform consistent with current expectations and the Company's ability to integrate and adapt new technologies into its commercial products, and other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 30, 1999, and the Form 10-Q for the quarter ended September 26, 1999. The company undertakes no obligation to update the information in this Press Release.

For Oliver Design, Inc.:

Oliver Design, Inc. is a leading supplier of disk cleaning equipment, offering modular, fully automated systems and services to the worldwide data storage industry. The company provided products as an OEM supplier to the global semiconductor market, and will continue to supply the data storage markets with innovative cleaning solutions. Oliver's World Wide Web address is http://www.oliverdesign.com.

For Lam Research Corporation:

Lam Research Corporation is a leading supplier of front-end wafer processing equipment and services to the worldwide semiconductor manufacturing industry. The company's common stock trades on the Nasdaq National Market under the symbol LRCX. Lam's World Wide Web address is http://www.lamrc.com.


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